UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2021, Peabody Energy Australia Coal Pty Ltd, a wholly-owned subsidiary of Peabody Energy Corporation (the “Company”), entered into an Variation of Employment Contract (the “Amendment”) to the Employment Agreement dated October 22, 2020 (the “Employment Agreement”), with Darren R. Yeates, the Company’s Executive Vice President and Chief Operating Officer. The Employment Agreement limited the Company’s contribution to the Australia superannuation fund to 10% of the statutory maximum covered base salary, currently AU$235,680 per year. The Company’s standard practice is to contribute the superannuation percentage on full base salary, including the amount above the statutory maximum. The Amendment modifies the Employment Agreement to be consistent with treatment for other of the Company’s Australian employees effective as of August 1, 2021. Pursuant to the Amendment, the Company’s additional superannuation contribution per year, using Mr. Yeates’ current salary and the Company’s superannuation amounts, would be AU$74,570.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Variation of Employment Contract, dated August 11, 2021, between Peabody Energy Australia Coal Pty Ltd and Darren R. Yeates.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

August 13, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer